Exhibit 10.3
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 2, 2007 (the “Amendment”), is executed by and among Provista Renewable Fuels Marketing, LLC, whose address is 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (“Borrower”), and LaSalle Bank National Association, a national banking association (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603.
R E C I T A L S:
     A. The Borrower and the Bank entered into that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2006, as amended by that First Amendment to Amended and Restated Loan and Security Agreement dated as of January 30, 2007 (as amended from time to time, the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by (i) that certain Second Amended and Restated Revolving Note dated as of January 30, 2007 in the maximum principal amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”) and (ii) such other documents set forth in the Loan Agreement (“Loan Documents”).
     B. In addition, the Original Guarantor and the Co-Guarantor, which entities are co-owners of the Borrower, have agreed with the Bank and each other, that each shall guarantee the obligations of Borrower in the amount of Ten Million and 00/100 Dollars ($10,000,000.00) in accordance with the terms and conditions of this Amendment and the Second Amended and Restated Guaranty Agreements (the “Guaranty Agreements”), dated as of the even date herewith.
     C. At the present time the Borrower requests, and the Bank is agreeable to modify the Loan Agreement and Guaranty Agreements pursuant to the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
A G R E E M E N T S:
          1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.
          2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

          3. AMENDMENTS TO THE LOAN AGREEMENT.
               3.1 Definitions. Section 1 of the Loan Agreement is hereby amended as follows:
               a. The definition of “Guarantor” is hereby deleted in its entirety and replaced with the following:
““Guarantor” shall mean CHS Inc., a Minnesota corporation, and US BioEnergy Corp., a South Dakota corporation.”
               b. The definition of “Revolving Loan Maturity Date” is hereby deleted in its entirety and replaced with the following:
““Revolving Loan Maturity Date” shall mean November 4, 2009, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.”
               3.2 Guarantor Financial Statements. The last paragraph of Section 8.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Notwithstanding the above, CHS Inc. shall be deemed to have satisfied, in full, the terms of this Section 8.9 by delivering to the Bank the annual and quarterly financial statements in compliance with Sections 11.2.1 and 11.2.2 of the 2006 Amended and Restated Credit Agreement dated May 18, 2006, with CHS Inc. as the borrower and Bank as a syndication party so long as the Bank remains a syndication party thereunder. Delivery of CHS Inc.’s Form 10-K and 10-Q as prepared and filed in accordance with the requirements of the Securities Exchange Commission shall be deemed to satisfy the requirements hereunder.”
               3.3 Prepayment Fee. Section 8.26 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Reserved.”
               3.4 Guarantor Events of Default. Section 11.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Any Event of Default by CHS Inc., which is not waived, and as such Event of Default is defined under the Amended and Restated Credit Agreement dated May 18, 2006 with CHS Inc. as the borrower and the Bank as a syndicated party so long as the Bank remains a syndicated party thereunder.”

          4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:
               4.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment, and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform their obligations under the Loan Agreement, as amended hereby.
               4.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the Articles of Organization or the operating agreement of the Borrower or of any agreement binding upon the Borrower.
               4.3 Validity and Binding Effect. The Loan Agreement, as amended hereby, is the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with those terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
               4.4 Compliance with Loan Agreement. The representation and warranties set forth in Section 7 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 8, Section 9 and Section 10 thereof.
               4.5 No Event of Default. As of the date hereof, no Event of Default under Section 11 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.
          5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:
               5.1 Amendment. This Amendment executed by the Borrower and the Bank.
               5.2 Guaranty Agreements. The Guaranty Agreements, in form and substance acceptable to Bank, executed by Guarantors.

               5.3 Other Documents. Such other documents, agreements, amended and restated guaranties, certificates, resolutions and/or opinions of counsel as the Bank may request.
          6. GENERAL.
               6.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Amendment.
               6.2 Successors and Assigns. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.
               6.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.
               6.4 References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.
               6.5 Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related Loan Documents, including, without limitation, reasonable attorneys’ fees. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.
               6.6 Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.
[signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Amended and Restated Loan and Security Agreement as of the date first above written.

BORROWER:

PROVISTA RENEWABLE FUELS MARKETING, LLC, a Kansas limited liability company

By:	/s/ Dan Ostendorf

Name: Dan Ostendorf
Title: Secretary and Controller

BANK:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Jeffrey Ware

Name: Jeffrey Ware
Title: First Vice President

5